Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	June 22, 2011

H.B. Fuller Reports Second Quarter 2011 Results

EPS $0.50, Up 28 Percent From Prior Year Adjusted EPS1;

Company Increases Fiscal 2011 EPS Guidance To $1.85 to $1.95

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the second quarter that ended May 28, 2011.

Second Quarter 2011 Highlights Included:

•	Net revenue increased 13 percent year-over-year;

•	Gross profit margin improved 10 basis points sequentially despite persistent raw material price inflation;

•	Selling, General, and Administrative (SG&A) expense reduced to 19.7 as a percent of net revenue, the lowest level since 2008;

•	Completed the acquisition of the Liquamelt® adhesive business, which provides another advanced technology platform to address customer needs.

Second Quarter 2011 Results:

Net income for the second quarter of 2011 was $25.1 million, or $0.50 per diluted share, versus $11.0 million, or $0.22 per diluted share, in last year’s second quarter. Net income for the second quarter of 2010 included exit costs and non-cash impairment charges associated with the exit of the Company’s polysulfide insulating glass sealant product line in Europe totaling $8.4 million after-tax. After adjusting for these charges, second quarter 2010 net income was $19.5 million, or $0.391 per diluted share. Diluted earnings per share in the second quarter of 2011 increased 28 percent compared to the adjusted results of the prior year.

Net revenue for the second quarter of 2011 was $393.7 million, up 13.2 percent versus the second quarter of 2010. Higher average selling prices, higher volume, favorable foreign currency translation and acquisitions positively impacted net revenue growth by 8.2, 0.3, 3.0 and 1.7 percentage points, respectively. Organic revenue grew by 8.5 percent year-over-year. On a sequential basis, net revenue increased approximately 16 percent relative to the first quarter of 2011, driven by normal seasonal patterns and incremental price increases.

Gross profit margin was down 50 basis points versus the second quarter of 2010, due to the cumulative effect of escalating raw material costs over the past year. Gross profit margin improved by 10 basis points versus the previous quarter as a combination of price increases and product reformulation more than offset raw material cost inflation. Relative to the prior year, SG&A expense was higher by 3.1 percent, but down 190 basis points as a percentage of net revenue.

Balance Sheet and Cash Flow:

At the end of the second quarter of 2011, the Company had cash totaling $138 million and total debt of $240 million. This compares to first quarter levels of $122 million and $239 million, respectively. Sequentially, net debt was down approximately $15 million. Cash flow from operations was $32 million in the second quarter. Capital expenditures for the second quarter were $7.9 million.

Year-To-Date:

Net income for the first half of 2011 was $39.5 million, or $0.79 per diluted share, versus $30.0 million, or $0.60 per diluted share, in the first half of last year. Net income for the first half of 2010 included after-tax exit costs and non-cash impairment charges associated with the exiting of the Company’s polysulfide insulating glass sealant product line in Europe. After adjusting for these charges, first half 2010 net income was $38.4 million, or $0.771 per diluted share.

Net revenue for the first half of 2011 was $733.3 million, up 11.5 percent versus the first half of 2010. Higher average selling prices, higher volume, favorable foreign currency translation and acquisitions positively impacted net revenue growth by 7.8, 0.9, 1.1 and 1.7 percentage points, respectively. Organic sales increased by 8.7 percent year-over-year in the first half of 2011.

Fiscal 2011 Outlook:

“Our performance this quarter demonstrates our ability to execute with rigor and speed,” said Jim Owens, H. B. Fuller president and chief executive officer. “In the face of continued raw material inflation, we performed well against our three key objectives for this year –net revenue grew by double digits both year-over-year and sequentially, gross margin expanded sequentially and SG&A reached its lowest percentage of net revenue since 2008. We are certainly pleased with these results and, although economic improvement remains uncertain, we believe the momentum we have built points to a better year than we originally planned, and we are increasing our EPS guidance by $0.10.”

The following highlights the Company’s expectations for several key metrics in its 2011 financial outlook:

•	Net revenue 13 percent to 15 percent higher in 2011 relative to 2010, up from previous guidance of 10 percent to 12 percent;

•	Earnings per diluted share of between $1.85 and $1.95, up from previous guidance of between $1.75 and $1.85;

•	Capital expenditures approximately $40 million;

•	The Company’s effective tax rate, excluding discrete items, is expected to be 31 percent, down from previous guidance of 32 percent.

Conference Call:

The Company will host an investor conference call to discuss second quarter 2011 results on Thursday, June 23, 2011, at 9:30 a.m. Central time (10:30 a.m. Eastern time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the investor relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding operating income, operating margin, adjusted diluted earnings per share, and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For nearly 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and strength to help its customers find precisely the right formulation for the right performance. With fiscal 2010 net revenue of $1.36 billion, H.B. Fuller serves customers in packaging, hygiene, paper converting, general assembly, woodworking, construction, and consumer businesses. For more information, visit HBFuller.com, HBFullerStrength.com, read our blog or follow GlueTalk on Twitter.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filing of March 28, 2011 and10-K filing for the fiscal year ended November 27, 2010. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended May 28, 2011	Percent of Net Revenue	13 Weeks Ended May 29, 2010	Percent of Net Revenue

Net revenue	$393,722	100.0%	$347,908	100.0%
Cost of sales	(281,130)	(71.4%)	(246,800)	(70.9%)

Gross profit	112,592	28.6%	101,108	29.1%

Selling, general and administrative expenses	(77,608)	(19.7%)	(75,292)	(21.6%)
Asset impairment charges	—	0.0%	(8,785)	(2.5%)
Other income (expense), net	(51)	(0.0%)	1,340	0.4%
Interest expense	(2,572)	(0.7%)	(3,043)	(0.9%)

Income before income taxes and income from equity method investments	32,361	8.2%	15,328	4.4%

Income taxes	(9,984)	(2.5%)	(6,022)	(1.7%)

Income from equity method investments	2,476	0.6%	1,717	0.5%

Net income including non-controlling interests	24,853	6.3%	11,023	3.2%

Net (income) loss attributable to non-controlling interests	273	0.1%	(12)	(0.0%)

Net income attributable to H.B. Fuller	$25,126	6.4%	$11,011	3.2%

Basic income per common share attributable to H.B. Fuller	$0.51		$0.23

Diluted income per common share attributable to H.B. Fuller	$0.50		$0.22

Weighted-average common shares outstanding:
Basic	49,021		48,572
Diluted	49,850		49,613

Dividends declared per common share	$0.0750		$0.0700

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Quarterly Report on Form 10-Q)

	May 28, 2011	November 27, 2010	May 29, 2010
Cash & cash equivalents	$137,609	$133,277	$161,088
Trade accounts receivable, net	245,182	221,020	203,920
Inventories	151,849	121,621	129,979
Trade payables	133,869	102,107	117,486
Total assets	1,249,859	1,153,457	1,131,942
Total debt	239,835	250,721	292,396

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	26 Weeks Ended May 28, 2011	Percent of Net Revenue	26 Weeks Ended May 29, 2010	Percent of Net Revenue

Net revenue	$733,270	100.0%	$657,350	100.0%
Cost of sales	(523,774)	(71.4%)	(458,563)	(69.8%)

Gross profit	209,496	28.6%	198,787	30.2%

Selling, general and administrative expenses	(153,261)	(20.9%)	(146,740)	(22.3%)
Asset impairment charges	(332)	(0.0%)	(8,785)	(1.3%)
Other income (expense), net	243	0.0%	1,277	0.2%
Interest expense	(5,153)	(0.7%)	(4,991)	(0.8%)

Income before income taxes and income from equity method investments	50,993	7.0%	39,548	6.0%

Income taxes	(16,269)	(2.2%)	(13,081)	(2.0%)

Income from equity method investments	4,336	0.6%	3,532	0.5%

Net income including non-controlling interests	39,060	5.3%	29,999	4.6%

Net (income) loss attributable to non-controlling interests	417	0.1%	(36)	(0.0%)

Net income attributable to H.B. Fuller	$39,477	5.4%	$29,963	4.6%

Basic income per common share attributable to H.B. Fuller	$0.81		$0.62

Diluted income per common share attributable to H.B. Fuller	$0.79		$0.60

Weighted-average common shares outstanding:
Basic	49,013		48,531
Diluted	49,863		49,554

Dividends declared per common share	$0.1450		$0.1380

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	13 Weeks Ended May 28, 2011	13 Weeks Ended May 29, 2010
Net Revenue:
North America	$160,329	$151,102
EIMEA	121,691	104,568
Latin America	61,957	54,738
Asia Pacific	49,745	37,500

Total H.B. Fuller	$393,722	$347,908

Operating Income:[2]
North America	$20,578	$18,843
EIMEA	8,078	3,294
Latin America	3,669	2,258
Asia Pacific	2,659	1,421

Total H.B. Fuller	$34,984	$25,816

Depreciation Expense:
North America	$3,100	$3,418
EIMEA	2,367	2,349
Latin America	970	1,023
Asia Pacific	937	580

Total H.B. Fuller	$7,374	$7,370

Amortization Expense:
North America	$2,009	$2,144
EIMEA	232	556
Latin America	7	72
Asia Pacific	275	41

Total H.B. Fuller	$2,523	$2,813

EBITDA:[3]
North America	$25,687	$24,405
EIMEA	10,677	6,199
Latin America	4,646	3,353
Asia Pacific	3,871	2,042

Total H.B. Fuller	$44,881	$35,999

Operating Margin:[4]
North America	12.8%	12.5%
EIMEA	6.6%	3.2%
Latin America	5.9%	4.1%
Asia Pacific	5.3%	3.8%

Total H.B. Fuller	8.9%	7.4%

EBITDA Margin:[3]
North America	16.0%	16.2%
EIMEA	8.8%	5.9%
Latin America	7.5%	6.1%
Asia Pacific	7.8%	5.4%

Total H.B. Fuller	11.4%	10.3%

Net Revenue Growth:
North America	6.1%
EIMEA	16.4%
Latin America	13.2%
Asia Pacific	32.7%

Total H.B. Fuller	13.2%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

In thousands (unaudited)

	26 Weeks Ended May 28, 2011	26 Weeks Ended May 29, 2010
Net Revenue:
North America	$295,255	$278,169
EIMEA	222,497	198,586
Latin America	121,853	110,032
Asia Pacific	93,665	70,563

Total H.B. Fuller	$733,270	$657,350

Operating Income:[2]
North America	$35,459	$36,046
EIMEA	10,024	7,404
Latin America	7,027	5,110
Asia Pacific	3,725	3,487

Total H.B. Fuller	$56,235	$52,047

Depreciation Expense:
North America	$6,454	$6,841
EIMEA	4,631	4,772
Latin America	2,018	2,044
Asia Pacific	1,851	1,153

Total H.B. Fuller	$14,954	$14,810

Amortization Expense:
North America	$3,996	$4,371
EIMEA	456	1,171
Latin America	14	179
Asia Pacific	543	103

Total H.B. Fuller	$5,009	$5,824

EBITDA:[3]
North America	$45,909	$47,258
EIMEA	15,111	13,347
Latin America	9,059	7,333
Asia Pacific	6,119	4,743

Total H.B. Fuller	$76,198	$72,681

Operating Margin:[4]
North America	12.0%	13.0%
EIMEA	4.5%	3.7%
Latin America	5.8%	4.6%
Asia Pacific	4.0%	4.9%

Total H.B. Fuller	7.7%	7.9%

EBITDA Margin:[3]
North America	15.5%	17.0%
EIMEA	6.8%	6.7%
Latin America	7.4%	6.7%
Asia Pacific	6.5%	6.7%

Total H.B. Fuller	10.4%	11.1%

Net Revenue Growth:
North America	6.1%
EIMEA	12.0%
Latin America	10.7%
Asia Pacific	32.7%

Total H.B. Fuller	11.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGION FINANCIAL INFORMATION

(unaudited)

13 Weeks Ended May 28, 2011

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	7.7%	10.0%	9.4%	4.0%	8.2%
Volume	(2.0%)	0.1%	3.8%	4.6%	0.3%

Organic Growth	5.7%	10.1%	13.2%	8.6%	8.5%

F/X	0.4%	6.3%	0.0%	8.6%	3.0%
Acquisition	0.0%	0.0%	0.0%	15.5%	1.7%

	6.1%	16.4%	13.2%	32.7%	13.2%

26 Weeks Ended May 28, 2011

	North America	EIMEA	Latin America	Asia Pacific	Total HBF
Price	7.1%	8.8%	10.3%	3.6%	7.8%
Volume	(1.4%)	2.7%	0.4%	5.8%	0.9%

Organic Growth	5.7%	11.5%	10.7%	9.4%	8.7%

F/X	0.4%	0.5%	0.0%	7.5%	1.1%
Acquisition	0.0%	0.0%	0.0%	15.8%	1.7%

	6.1%	12.0%	10.7%	32.7%	11.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended May 28, 2011	13 Weeks Ended May 29, 2010

Net revenue	$393,722	$347,908

Cost of sales	(281,130)	(246,800)

Gross profit	112,592	101,108

Selling, general and administrative expenses	(77,608)	(75,292)

Operating Income[2]	34,984	25,816

Depreciation expense	7,374	7,370

Amortization expense	2,523	2,813

EBITDA[3]	$44,881	$35,999

EBITDA Margin[3]	11.4%	10.3%

	26 Weeks Ended May 28, 2011	26 Weeks Ended May 29, 2010

Net revenue	$733,270	$657,350

Cost of sales	(523,774)	(458,563)

Gross profit	209,496	198,787

Selling, general and administrative expenses	(153,261)	(146,740)

Operating Income[2]	56,235	52,047

Depreciation expense	14,954	14,810

Amortization expense	5,009	5,824

EBITDA[3]	$76,198	$72,681

EBITDA Margin[3]	10.4%	11.1%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended May 29, 2010	Product Line Exit Adjustments	Adjusted 13 Weeks Ended May 29, 2010

Net revenue	$347,908	$—	$347,908
Cost of sales	(246,800)	(1,831)	(244,969)

Gross profit	101,108	(1,831)	102,939

Selling, general and administrative expenses	(75,292)	(752)	(74,540)
Asset impairment charges	(8,785)	(8,785)	—
Other income (expense), net	1,340	—	1,340
Interest expense	(3,043)	—	(3,043)

Income before income taxes and income from equity method investments	15,328	(11,368)	26,696

Income taxes	(6,022)	2,928	(8,950)

Income from equity method investments	1,717	—	1,717

Net income including non-controlling interests	11,023	(8,440)	19,463

Net (income) loss attributable to non-controlling interests	(12)	—	(12)

Net income attributable to H.B. Fuller	$11,011	$(8,440)	$19,451

Basic income per common share attributable to H.B. Fuller	$0.23	$(0.17)	$0.40

Diluted income per common share attributable to H.B. Fuller	$0.22	$(0.17)	$0.39 [1]

Weighted-average common shares outstanding:
Basic	48,572	48,572	48,572
Diluted	49,613	49,613	49,613

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	26 Weeks Ended May 29, 2010	Product Line Exit Adjustments	Adjusted 26 Weeks Ended May 29, 2010

Net revenue	$657,350	$—	$657,350
Cost of sales	(458,563)	(1,831)	(456,732)

Gross profit	198,787	(1,831)	200,618

Selling, general and administrative expenses	(146,740)	(752)	(145,988)
Asset impairment charges	(8,785)	(8,785)	—
Other income (expense), net	1,277	—	1,277
Interest expense	(4,991)	—	(4,991)

Income before income taxes and income from equity method investments	39,548	(11,368)	50,916

Income taxes	(13,081)	2,928	(16,009)

Income from equity method investments	3,532	—	3,532

Net income including non-controlling interests	29,999	(8,440)	38,439

Net (income) loss attributable to non-controlling interests	(36)	—	(36)

Net income attributable to H.B. Fuller	$29,963	$(8,440)	$38,403

Basic income per common share attributable to H.B. Fuller	$0.62	$(0.17)	$0.79

Diluted income per common share attributable to H.B. Fuller	$0.60	$(0.17)	$0.77 [1]

Weighted-average common shares outstanding:
Basic	48,531	48,531	48,531
Diluted	49,554	49,554	49,554

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure. Second quarter 2010 excludes after-tax exit costs and non-cash impairment charges associated with the exit of the Company’s European polysulfide-based insulating glass product line of $1.7 million ($0.03 per diluted share) and $6.7 million ($0.14 per diluted share) respectively. A full reconciliation is provided in the tables above.

[2]	Regional performance is evaluated based on operating income, which is defined as gross profit less SG&A expense for the regions.
[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a regional basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.

[4]	Operating Margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.